UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 22, 2003

Date of Report (Date of earliest event reported)

MAXIM PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in charter)

Delaware	1-14430	87-0279983
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8899 UNIVERSITY CENTER LANE, SUITE 400
SAN DIEGO, CALIFORNIA 92122

(Address of principal executive offices, including zip code)

(858) 453-4040

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.                                                           Other Events and Required FD Disclosure

On September 22, 2003, Maxim Pharmaceuticals, Inc. (“Maxim”) entered into a Securities Purchase Agreement to sell shares of its common stock and warrants to purchase its common stock in a private financing.  The financing included the sale of 4,555,357 shares of common stock and warrants to purchase 1,366,607 shares of common stock, at a combined unit price of $5.60.  Each investor received a warrant to purchase a number of shares of common stock equal to 30% of the number of shares of common stock purchased by such investor in the financing at an exercise price of $7.70.  Maxim agreed to file a resale registration statement with the SEC registering the resale of the common stock and the common stock issuable upon conversion of the warrants.

Maxim retained the services of Merriman Curhan Ford & Co. to act as the exclusive placement agent in the financing.  Maxim intends to issue warrants to purchase 148,049 shares of common stock to Merriman Curhan Ford & Co. at an exercise price of $7.70 as partial consideration, in addition to other customary fees, for services rendered in the financing.

The Securities Purchase Agreement is attached as Exhibit 4.1, the Registration Rights Agreement is attached as 4.2 and the Form of Warrant is attached as Exhibit 4.3.  On September 23, 2003, Maxim issued the press release that is attached as Exhibit 99.1.

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

Not Applicable.

(b)                                 Pro Forma Financial Information.

Not Applicable.

(c)                                  Exhibits.

4.1                                 Securities Purchase Agreement dated September 22, 2003, between Maxim and the investors whose names appears on the signature pages thereto.

4.2                                 Registration Rights Agreement dated September 22, 2003, between Maxim and the investors whose names appears on the signature pages thereto.

4.3                                 Form of Warrant to be issued to the investors.

99.1                           Press Release issued on September 23, 2003, by Maxim.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIM PHARMACEUTICALS, INC.

Date: September 23, 2003	By:	/s/ Anthony E. Altig
Anthony E. Altig,
Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer duly authorized to sign on behalf of the registrant)

INDEX TO EXHIBITS

4.1                                 Securities Purchase Agreement dated September 22, 2003, between Maxim and the investors whose names appears on the signature pages thereto.

4.2                                 Registration Rights Agreement dated September 22, 2003, between Maxim and the investors whose names appears on the signature pages thereto.

4.3                                 Form of Warrant to be issued to the investors.

99.1                           Press Release issued on September 23, 2003, by Maxim.